Exhibit j

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM









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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated August 13, 2004, relating to the financial statements and financial highlights which appears in the June 30, 2004 Annual Report to Shareholders of Phoenix Worldwide Strategies Fund, formerly known as Phoenix-Aberdeen Worldwide Opportunities Fund (constituting Phoenix Equity Trust), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Non-Public Holdings Information", "Independent Registered Public Accounting Firm" and "Reports to Shareholders" in such Registration Statement.


/s/PricewaterhouseCoopers LLP

Boston, Massachusetts
July 22, 2005